December 28, 2015
HollyFrontier Corporation Provides Update on Fourth Quarter Refinery Maintenance
DALLAS--(BUSINESS WIRE)-- HollyFrontier Corporation (NYSE: HFC) today announced that planned fourth quarter maintenance on the El Dorado and Cheyenne Distillate Hydrotreating units and the Tulsa West Crude and Lubricants units was complete. During the quarter, the Tulsa refinery also experienced an unplanned shutdown of its Fluid Catalytic Cracking Unit (FCCU). Repairs have been completed and the FCCU has successfully restarted. Extreme weather conditions in New Mexico have also impacted crude rate at the Navajo Refinery due to crude availability constraints. As a result of the weather and both planned and unplanned maintenance, HollyFrontier Corporation expects crude oil throughput for the fourth quarter 2015 to average between 395,000 and 405,000 barrels per day.
About HollyFrontier Corporation
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day ("BPSD") refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.
The statements in this press release relating to matters that are not historical facts are "forward-looking statements" based on management's beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Information about HollyFrontier may be found on its website at http://www.hollyfrontier.com
HollyFrontier Corporation
Julia Heidenreich, 214-954-6510
Vice President, Investor Relations
or
Craig Biery, 214-954-6510
Investor Relations